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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: November 18, 1998
              (Date of earliest event reported: November 12, 1998)


                            SALEX HOLDING CORPORATION
               (Exact Name of Registrant as specified in charter)

            Delaware                   1-12856              42-1358036
  (State or other jurisdiction       (Commission           (IRS Employer
        of incorporation)            File Number)        Identification No.)


                    50 Laser Court, Hauppauge, New York 11788
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (516) 436-5000

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 1. Change in Control of Registrant

Cancellation of Series D Preferred Stock

         On November 12, 1998, the Registrant entered into an agreement dated as of October 26, 1998 (the "Cancellation Agreement") by and among Pershing Sun, the President and a director of the Registrant, Betty Sun, the wife of Pershing Sun, Hillcrest Holdings, L.L.C., a Delaware limited liability company controlled by Pershing Sun and Betty Sun ("Hillcrest"), Salvatore Crimi, the Chairman and Chief Executive Officer of the Registrant, and Angelo Crimi, a director and officer of the Registrant. Pursuant to the terms of the Cancellation Agreement, the Registrant and Betty Sun have cancelled 125,000 shares of Series D Convertible Preferred Stock (the "Shares") previously issued to Betty Sun at an aggregate purchase price of $126,250 (the "Purchase Price"). The Purchase Price was repaid to Ms. Sun through the issuance of a check to Ms. Sun in the amount of $1,250 and the cancellation by the Registrant of a promissory note (the "Promissory Note") in the aggregate principal amount of $125,000 made by Ms. Sun in favor of the Registrant. In addition, the Registrant and Ms. Sun agreed to cancel the following agreements: (i) a stock pledge agreement, dated as of July 24, 1998 relating to the pledge by Ms. Sun of the shares to secure her obligations under the Promissory Note and (ii) a registration rights agreement, dated July 24, 1998, relating to the shares of common stock of the Company (the "Common Stock") issuable upon conversion of the shares. Prior to the cancellation of the shares, Betty Sun and Pershing Sun beneficially owned approximately 49.3% of the outstanding shares of stock of the Registrant entitled to vote on matters submitted to stockholders. As a result of the cancellation, Betty Sun and Pershing Sun now own approximately 8.52% of the outstanding shares of stock of the Registrant entitled to vote on matters submitted to stockholders.

Item 5. Other events.

Termination of Letter Agreement Relating to the Sale of Substantially All the Assets of the Registrant

         Pursuant to the terms of the Cancellation Agreement, Registrant and Hillcrest have terminated their letter agreement between the Registrant and Hillcrest dated July 24, 1998 (the "Hillcrest Letter Agreement") to purchase substantially all of the assets of the Registrant.


Cancellation of Prior Consulting Agreement with Betty Sun and Terms of New Consulting Agreement

         Pursuant to the terms of the Cancellation Agreement, the Registrant and Betty Sun have terminated the consulting agreement dated as of July 24, 1998 between the Registrant and Ms. Sun (the "Consulting Agreement"). Ms. Sun further agreed to cancel a promissory note in the aggregate principal amount of $126,000 issued to Ms. Sun by the Company pursuant to the terms of the consulting agreement as consideration for past services.

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         Simultaneously, with the cancellation of the Consulting Agreement, the
Registrant and Betty Sun agreed to enter into a new consulting agreement whereby Betty Sun shall serve as a consultant to the Registrant for a term of one year (which term is deemed to have commenced on June 20, 1998). Ms. Sun shall be compensated for her services at the annual rate of $75,000, payable in biweekly installments, except that the portion of Ms. Sun's compensation which relates to the services rendered by Ms. Sun from June 20, 1998 to the date of the Cancellation Agreement is payable to Ms. Sun in a single cash payment.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

        Exhibit No.                   Description
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            10            Cancellation Agreement, dated as of October 26,
                          1998, by and among Registrant, Pershing Sun, Betty Sun, Hillcrest Holdings, L.L.C., Salvatore Crimi, and Angelo Crimi


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SALEX HOLDING CORPORATION



                         By: /s/ Salvatore Crimi
                             ------------------------------------------
                             Salvatore Crimi, Chief Executive Officer


Dated: November 18, 1998


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